                                                                    Exhibit 15.1

August 8, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:      The Goldman Sachs Group, Inc.
         Registration Statement on Form S-3


Commissioners:

We are aware that (i) our report dated June 28, 2001 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and Subsidiaries (the "Company") as of May 25, 2001, the related condensed consolidated statements of earnings for the three and six months ended May 25, 2001 and May 26, 2000, the condensed consolidated statements of cash flows for the six months ended May 25, 2001 and May 26, 2000, and the condensed consolidated statements of comprehensive income for the three and six months ended May 25, 2001 and May 26, 2000 included in the Company's Quarterly Report on Form 10-Q for the quarter ended May 25, 2001; (ii) our report dated April 5, 2001 on our review of the condensed consolidated statement of financial condition of the Company as of February 23, 2001 and the related condensed consolidated statements of earnings, cash flows and comprehensive income for the three months ended February 23, 2001 and February 25, 2000 included in the Company's Quarterly Report on Form 10-Q for the quarter ended February 23, 2001; and (iii) our report dated January 12, 2001 on our review of the consolidated statements of financial condition of SLK LLC and Subsidiaries as of June 30, 2000 and June 30, 1999, and the related consolidated statements of income, changes in members' equity and cash flows for each of the nine-month periods then ended, which was included in the Company's Current Report on Form 8-K/A dated January 16, 2001, are incorporated by reference into this Registration Statement on Form S-3. Pursuant to Rule 436 (c) under the Securities Act of 1933, such reports should not be considered a part of such Registration Statement, and are not reports prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,



/s/ PricewaterhouseCoopers LLP